EXHIBIT 10.1


                                 LEASE AGREEMENT
                                     BETWEEN

                            INFOCURE CORPORATION, ITS
                     SUCCESSORS AND/OR ASSIGNS ("LANDLORD")

                                       AND

                      PRACTICEWORKS SYSTEMS, LLC ("TENANT")




         -------------------------------------------------------------

                                DEMISED PREMISES
                                   59,323 RSF
                                1765 THE EXCHANGE
                                ATLANTA, GA 30339
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                                  OFFICE LEASE

THIS LEASE made effective as of the 6th day of March, 2001, between INFOCURE CORPORATION, ITS SUCCESSORS AND/OR ASSIGNS, 239 ETHAN ALLEN HIGHWAY, RIDGEFIELD, CT 06877 , as landlord ("Landlord") and PRACTICEWORKS SYSTEMS, LLC, 1765 THE EXCHANGE, SUITE 200, ATLANTA, GA 30339, as tenant ("Tenant").

                                   WITNESSETH:

                                    ARTICLE I
                                PREMISES AND TERM

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space known as Suite 100 containing 9,768 rsf, Suite 105 containing 987 rsf, Suite 200 containing 9,266 rsf, Suite 250 containing 7,629 rsf, Suite 300 containing 7,700 rsf, Suite 350 containing 5,578 rsf, and Suite 500 containing 18,395 rsf (such suites, or such portions of suites occupied by Tenant and governed by this Lease subject to Article 4, collectively referred to herein as the "Premises") in the building located at 1765 The Exchange ("Building"), Atlanta, Georgia ("Property," as further described in Article 24), subject to the provisions herein contained. The term ("Term") of this Lease shall commence on the 6th day of March, 2001 ("Commencement Date"), and end on August 31, 2006 ("Expiration Date"), except as otherwise provided herein. The Commencement Date shall be subject to adjustment as provided in Article 4. Landlord and Tenant agree that for purposes of this Lease the total rentable area of the Premises shall be 59,323 square feet (as of the "Target Commencement Date" or such later date as described in Article 4) and the rentable area of the Property is 90,215 square feet.

                                    ARTICLE 2
                                    BASE RENT

      Tenant shall pay Landlord monthly Base Rent of FORTY FOUR THOUSAND SEVEN HUNDRED NINETY TWO AND 50/100 DOLLARS ($44,792.50), in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first and second full calendar month for which Base Rent shall be due, shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month. (See Article 39 for the complete base rent schedule).

                                    ARTICLE 3
                                 ADDITIONAL RENT

            (A) OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, in the event the sum of Landlord's Operating Expenses shall, in any calendar year during the term, exceed Operating Expenses for the Building incurred during the Base Year, Tenant agrees to pay as Additional Rent Tenant's Prorata share of such excess Operating Expenses on a per rentable square foot per annum basis. The terms "OPERATING EXPENSES", "TENANT'S PRORATA SHARE" and "BASE YEAR" shall have the meanings specified in Article 24.

            (B) MANNER OF PAYMENT.

                  (i) Following the Base Year, Landlord may reasonably estimate in advance the amounts Tenant shall owe for Operating Expenses in excess of the Base Year for any full calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the FIRST day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted once per year by Landlord as set forth in paragraph
(ii) below.


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                  (ii) Within 120 days after the end of each calendar year
including the Base Year, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Operating Expenses during such calendar year on an estimated basis, (c) any revised estimate of Tenant's obligations for Operating Expenses for the current calendar year and (d) the amount of Operating Expenses for the Base Year, with a listing of amounts for the major categories of Operating Expenses.

                  (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Operating, Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make all such payments contemplated in this paragraph, within thirty (30) days after Landlord sends the Statement.

                  (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

                  (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing, of the foregoing payments. No reasonable delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Operating Expenses. In no event shall a decrease in Operating Expenses ever decrease the monthly Base Rent.

      (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Operating Expenses, for such calendar years, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

      (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than sixty (60) days following the furnishing of the Statement. Tenant may take exception to matters included in Operating Expenses, or Landlord's computation of Tenant's Prorata Share, by sending notice specifying such exception and the reasons therefore to Landlord no later than sixty (60) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depend on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant mutually agreed upon by Landlord and Tenant, such accountant having no prior affiliation with Tenant or Landlord whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 3%, in which event Landlord shall pay the cost of such certification. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.


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      (F) RENT AND OTHER CHARGES. Base Rent, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                                    ARTICLE 4
                COMMENCEMENT OF TERM FOR SUITE 100 AND SUITE 500

      The commencement date for Suite 100 shall be July 1, 2001 ( "Target Commencement Date"), except as otherwise provided herein. Rent for this portion of the Premises shall commence 180 days thereafter ("Suite 100 Rent Commencement Date"), except as otherwise provided herein. In the event the Target Commencement Date shall be delayed then Rent shall be abated to the extent that Landlord fails to deliver possession of the Premises for Suite 100 for any reason on or before the Target Commencement Date, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to such failure. Landlord and Tenant hereby acknowledge that Suite 100 is a necessary and integral part of Tenant's operations at the Premises and a material inducement for Tenant entering into this Lease. If Landlord's failure to deliver Suite 100 continues beyond one hundred twenty (120) days from the intended Target Commencement Date, or such additional time as may be necessary due to fire or other casualty, strikes, lock-outs or other labor troubles, weather conditions, shortages of material, equipment or labor, governmental requirements, power shortages or outages, or other causes beyond Landlord's reasonable control (collectively, "force majeure events"), Tenant shall have the right, but not the obligation, to terminate this Lease, by written notice to Landlord (the "Termination Notice") any time thereafter up until Landlord delivers Suite 100 to Tenant. If Tenant exercises its right to terminate, this Lease shall terminate on the date so selected by Tenant in the Termination Notice which date shall not be less than three months nor later than six months from the date such notice is delivered to Landlord (the "Termination Date"), and on the Termination Date this Lease shall terminate and come to an end as though the date selected by Tenant were the last day of the natural expiration of the Term; provided, however, that no such termination shall affect or limit any obligations or liabilities of Tenant or Landlord arising or accruing under this Lease prior to the effective date of any such termination. Any such delay shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease as described above. Tenant shall be permitted to enter Suite 100 at any time after the Target Commencement Date but prior to the Suite 100 Rent Commencement Date to perform alterations or improvements and/or to occupy same for the purpose of conducting its business, so long as Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent.

      Landlord shall deliver the fifth floor ("Suite 500") as of the date hereof, in its "as is, where is" condition, so that Tenant may commence tenant fit-up and finish work. Once Tenant has completed its tenant finish work, Tenant shall have the right to occupy Suite 500 for the purpose of conducting its business. Notwithstanding the foregoing, the Tenant's obligation to pay rent for Suite 500 shall commence on October 1, 2001 ("Suite 500 Rent Commencement Date").

                                    ARTICLE 5
                                  USE AND RULES

      Tenant shall use the Premises for general office purposes and training, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Exhibit "A" attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days' notice thereof to Tenant so long as such modifications do not materially, adversely impact upon Tenant's use or access to the Premises. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give


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Tenant or any other Person (as defined in Article 24) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance. Subject to force majeure events, Tenant shall have twenty-four (24) hour access to Building and Premises 365 days per year.

                                    ARTICLE 6
                             SERVICES AND UTILITIES

      Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate Exhibit hereto):

      (A) Electricity for standard office lighting fixtures, and equipment and accessories for offices where: (1) the connected electrical load of all of the same does not exceed an amount necessary for normal OFFICE use and consistent with rentable square footage of the Premises, (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Tenant hereby agrees that, as of the date of this Lease, the operations of Tenant currently in place at the Premises do not exceed a necessary amount of electrical load for normal office use.

      (B) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and customary in comparable office buildings in Atlanta, Georgia and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday, and Saturday 8:00 a.m. to 1:00 p.m., except on Holidays (as defined in Article 25). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity (except for normal office copiers) without providing adequate air-conditioning and ventilation therefor. Tenant hereby agrees to modify the HVAC, or that portion of the HVAC serving Suite 500, if necessary, to the extent such HVAC becomes inadequate as a result of Tenant's occupancy. After hours HVAC is available to Tenant, upon prior notice of twenty-four (24) hours, at fifty $50 Dollars per hour.

      (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of tenants at the Property.

      (D) Customary office cleaning and trash removal service on Monday through Friday (or Sunday through Thursday), except on Holidays, in and about the Premises.

      (E) Operatorless passenger elevator service and freight elevator service in common with Landlord and other tenants and their contractors, agents and visitors.

      (F) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

      (G) Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 24), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. The initial cost for after-hour HVAC shall be $50 per hour. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

      Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article


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(including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant. Such reasonable charges for utilities shall not be marked up and shall reflect the cost for actual use incurred by the Tenant.

      Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, weather conditions, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages so long as Landlord is diligently working to restore such service whenever reasonably possible. Landlord hereby agrees that Landlord shall perform all work requiring utilities or other services to be temporarily suspended during non-business hours, except in the event of emergency.

                                    ARTICLE 7
                              ALTERATIONS AND LIENS

      Except as provided herein, Tenant shall make no additions, changes, alterations or improvements the cost of which exceeds $5,000.00 in the aggregate (the "Work") to the Premises or the Systems and Equipment (as defined in Article
25) pertaining to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, obtaining insurance, prior approval of contractors, subcontractor and suppliers, prior receipt of copies of all contracts and subcontracts contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner in compliance with all applicable governmental standards, rules and regulations and approval requirements and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Work. Landlord consent or supervision shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work, unless damaged by the gross negligence of Landlord, its agents, employees or contractors. Landlord hereby consents to Tenant's proposed alterations to Suite 100 and Suite 500, so long as such alterations are consistent with the improvements existing in the Premises currently occupied by Tenant.

      Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorneys' fees actually incurred) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance caused by or connected with Tenant's work, by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord


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under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act, which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                    ARTICLE 8
                                     REPAIRS

      Except for customary cleaning and trash removal provided by Landlord under
Article 6, reasonable wear and tear, and damage covered under Article 9, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs incurred by Landlord therefore shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or caused by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease), so long as Landlord provides to Tenant upon Tenant's request customary materials necessary to protect elevators (i.e. elevator pads). Except as provided in the preceding sentence, or for damage covered under Article 9, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 24, except as limited therein).

                                    ARTICLE 9
                                 CASUALTY DAMAGE

            If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord may use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 24), any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term,
(c) any Holder (as defined in Article 24) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary or convenient. Tenant agrees that the remedies provided in this Article 9 shall be Tenant's sole recourse in the event of such damage, and Tenant waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. Tenant


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acknowledges that this Article represents the entire agreement between the parties respecting Landlord's obligations concerning damage to the Premises or Property.


                                   ARTICLE 10
                  INSURANCE, SUBROGATION. AND WAIVER OF CLAIMS

            Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $ 1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance in an amount as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering the Property, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of the Property and full insurable value of such other interests of Landlord (subject to reasonable deductible amounts)..

            Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties as Landlord may designate from time to time as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty (20) days' prior written notice to the other party, and shall provide renewal certificates to the other party at least twenty (20) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. By this Article, Landlord and Tenant agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver shall not affect the right of the insured to recover thereunder from its own insurance carrier.


                                   ARTICLE II
                                  CONDEMNATION

      If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the


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
use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord or Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than 180 days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to, or parking for, the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking, of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.





                                   ARTICLE 12
                              RETURN OF POSSESSION

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 8, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all personal property. All improvements, fixtures and other items in or upon the Premises (except personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items so long as Landlord previously designated such items at the time of installation of same and; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.

All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same

                                   ARTICLE 13
                                  HOLDING OVER

      Tenant agrees it shall indemnify, defend and save Landlord harmless against all actual and direct costs, claims, loss or liability resulting from delay by Tenant in surrendering the Premises upon the expiration or sooner termination of the term of this Lease. Tenant agrees that if possession of the Premises is not surrendered to Landlord upon the Expiration Date or sooner termination of the term of this Lease, then Tenant will pay Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or sooner termination of the term of this Lease (the "Holdover Period"), a sum (the "Holdover Rent") equal to one hundred fifty percent (150%) times the average of the monthly installments of Rent which was payable per month under this Lease during the six (6) month period preceding such expiration or sooner termination of the term of this Lease, which Holdover Rent shall be in addition to all other costs, claims, losses or liabilities which Tenant has agreed to indemnify Landlord against pursuant to this Article. If Landlord shall, at any time after the expiration or sooner termination of the term hereof, proceed to remove Tenant from the Premises as a holdover tenant, Tenant shall pay the Holdover Rent for the Use and occupancy of the Premises during any Holdover Period, Tenant's aforesaid obligations shall survive the expiration or earlier termination of the term of this Lease. There shall be no renewal of this Lease by operation of law.

                                   ARTICLE 14
                                    NO WAIVER

      No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 15
                         ATTORNEYS' FEES AND JURY TRIAL

      In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses actually incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 16
               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

      Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 7. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease. Notwithstanding Tenant's obligation to pay the above-referenced taxes, Tenant shall have the right to protest any taxes levied by any governmental authority in accordance with this paragraph and shall not be in default hereunder of its obligations to pay any such taxes during the pendency of such protest or appeal.

                                   ARTICLE 17
                                    APPROVALS

      Whenever Landlord's consent or approval is expressly required under this Lease, (including Article 20 or any other agreement between the parties), Landlord agrees that such consent or approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall only be permitted to withhold such consent or approval in its sole and absolute discretion, where specifically provided in this Lease.

                                   ARTICLE 18

              SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

      This Lease is subject and subordinate to all Mortgages (as defined in Article 24) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted, Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment). Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form.

                                   ARTICLE 19
                              ESTOPPEL CERTIFICATE

      Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying, that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit,
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) stating the term of the Lease and the amounts of all rentals due thereunder. Any such statement may be relied upon by Landlord, its prospective purchaser or mortgagee.

                                   ARTICLE 20
                            ASSIGNMENT AND SUBLETTING

      (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (i) directly or indirectly assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article 24) other than Tenant. Any use or transfer to anyone other than Tenant, as contemplated by this Article, are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or solicited to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than fifteen (15) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all proposed documentation pertaining to such Transfer and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord shall grant consent, Tenant shall pay any reasonable legal fees actually incurred by

Landlord, not to exceed One Thousand and no/Dollars ($1,000.00) within thirty
(30) days after written request by Landlord.

      (B) APPROVAL. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (v) Tenant has committed and failed to cure a Default within the time allowed hereunder for cure of such Default at the time Tenant requests consent to the proposed Transfer.

      (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, then as a condition thereto, which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, and other economic concessions or services provided to the Transferee, legal fees and other administrative expenses incurred by Tenant in connection with the Transfer, and any customary brokerage commissions paid in connection with the Transfer. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee. In the event that Tenant should transfer this Lease to, or permit use of the Premises by, Tenant's affiliates or subsidiaries, the provisions of this subparagraph shall not apply, provided that Tenant shall continue to be liable under this Lease.

      (D) RECAPTURE. Notwithstanding, anything to the contrary contained in this Article, Landlord shall have the option by giving written notice to Tenant within thirty (30) days after receipt of Tenant's written notice of any proposed Transfer excluding an Affiliate Transfer (as defined in Section 20(f)), to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

      (E) TERMS OF CONSENT. If Landlord consents to a Transfer, (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant (except in the event of an Affiliate Transfer-as defined herein), (d) Tenant shall deliver to Landlord promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (d) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives upon prior notice shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 3%, Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease.

      (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include the voluntary or involuntary filing of bankruptcy by or against Tenant or reorganization by Tenant, dissolution or winding up of Tenant's affairs. Notwithstanding the foregoing, the Tenant may assign this Lease, without Landlord's consent, to: (i) a corporation that, either directly or through one or more corporations, owns or controls a majority of the voting stock of Tenant, (ii) a corporation of which a majority of the voting stock is owned or controlled by Tenant, either directly or through one or more corporations; (iii) a corporation of which a majority of the voting stock is directly or indirectly owned or controlled by the same corporation that directly or indirectly owns or controls a majority of the voting stock of Tenant; or (iv) a corporation in which Tenant is merged or consolidated in accordance with applicable statutory provisions for merger and consolidation of corporations; (hereinafter referred to as an "Affiliate Transfer") so long as, with regard to each of the foregoing, (a) this Lease is assumed by the assignee and the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving that merger or created by that consolidation, as the case may be, (b) the assignee's or surviving corporation's net worth is equal to or greater than the Tenant's as of the date hereof, and
(c) Tenant gives Landlord ) twenty (20) days prior written notice thereof.


                                   ARTICLE 21
                           RIGHTS RESERVED BY LANDLORD

      Except to the extent expressly limited herein, Landlord reserves full rights to reasonably control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

      (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service. If change of name or street address of the Property shall occur, Landlord shall pay the actual cost of new stationery, business cards and marketing materials for Tenant to the extent such materials are rendered unusable by such name or address change. However in no event shall Landlord's cost exceed $10,000.00

      (B) To enter the Premises during normal business hours for reasonable purposes with reasonable notice to Tenant, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants (notwithstanding anything to the contrary herein, Landlord shall only be permitted to show the Premises to a prospective tenant during the last six (6) months of the term of the Lease) and brokers, at reasonable hours.

      (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency, controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

      (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities (so long as Tenant still has use of the minimum number of parking spaces as provided in Article 35) and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors. the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business.


                                   ARTICLE 22
                               LANDLORD'S REMEDIES

      (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after written notice;
(ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after written notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more than thirty
(30) days time is reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure within such period and thereafter diligently seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within ten (10) days after written notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably pursues such cure to completion); (iv) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or any other proceeding under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (v) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 20; (vi) cancellation of any guaranty of this Lease by any Guarantor. The aforementioned periods of time permitted for Tenant to cure shall be extended for any period of time during which Tenant is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Landlord or other Persons, Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant written notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

      (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or, other provisions of this Lease:

            (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate (as defined in Article 24), (b) any unpaid Rent which would have accrued after the termination date through the time of award including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all actual damages directly caused by Tenant's failure to perform its obligations under this Lease, including, without limitation all reasonable Costs of Re-letting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

            (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages directly caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Re-letting (as defined in Paragraph F). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

      (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 20).

      (D) SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B) above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable to the extent provided by law (in which event, Tenant's Prorata Share of Operating Expenses, and for the remainder of the Term shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the date of such declaration); provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

      (E) LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of fifty dollars ($50.00) for bookkeeping and administrative expenses, if Rent is not received within ten (10) days after its due date. In addition, any Rent paid more than ten (10) days after due shall accrue interest from the due date at the Default Rate (as defined in Article 25), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

      (F) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses actually incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising, costs, reasonable attorneys' fees actually incurred, tenant improvement allowances not to exceed $20 per rsf, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 24) to whom Landlord re-lets the Premises or any portion thereof pursuant to this Article.

      (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, re-letting" acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining, residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. . The times set forth herein for the curing of any defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 23
                            LANDLORD'S RIGHT TO CURE

            If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant, provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion (unless the default involves a condition dangerous to person or property, or which will become worse if no immediate action is taken to cure such default, in which event such default shall be cured forthwith upon Tenant's demand). The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant at law and in equity (subject to the other provisions of this Lease), as well as an abatement of Rent due hereunder until such time as such default of Landlord is cured.

            Anything to the contrary contained in this Lease notwithstanding, in the event Tenant shall offset any moneys (claimed to be owed to Tenant by Landlord) against the Rent payable by Tenant hereunder pursuant to the provisions of this Lease, and Landlord shall dispute Tenant's right to such offset or the amount thereof, Tenant shall not be deemed to be in default of this Lease by reason of such offset until such dispute is resolved and Tenant shall fail to pay any sums determined to be payable by Tenant to Landlord in the resolution of such dispute after the expiration of ten (10) days following such determination (whether by arbitration or otherwise).


                                   ARTICLE 24
                     CAPTIONS, DEFINITIONS AND SEVERABILITY

      The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

      (A) "Base Year" shall mean the calendar year 2001.

      (B) "Building" shall mean the structure identified in Article 1 of this Lease.

      (C) "Default Rate" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

      (D) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

      (E) "Holidays" shall mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other federal or state holidays recognized by landlords or comparable buildings.

      (F) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

      (G) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

      (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

      (I) "Operating Expenses" shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for: (a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services (except as provided herein), (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries, and other compensation and benefits (including the fair value of any parking privileges provided) for all on-site persons engaged in the day-to-day operation, but shall not include salaries and other compensation of executive officers of Landlord, Building Manager, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, (i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components provided, if such component is a capital expenditure such cost shall be amortized as provided herein), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, grass, sod and other landscaped items, irrigation systems (maintenance only), drainage facilities, fences, curbs, and walkways, re-paving, and re-striping parking facilities, and roof repairs, (j) Taxes and (k) costs and expenses assessed against Landlord or the Property as part of the "North x Northwest" Office Park. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels that would have been paid had the Property been fully occupied), and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. If Landlord makes such an adjustment, Landlord shall make a comparable adjustment for the Base Expense Year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

            (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvement or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

            (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, but only to the extent such expenditures accomplish such goal; provided, however, that Landlord shall not be able to pass on Landlord's costs which arise out of correcting a matter or item in the Building which is not in compliance with governmental requirements as of the date of this Lease, or (b) for reasonable replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over their useful lives.

            (iii) those expenses listed in Article 41 and by this reference incorporated herein.

      (J) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.


      (K) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 24) fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property therein above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant

      (L) "Rent" shall have the meaning specified therefor in Article 3(F).

      (M) "Systems and Equipment" shall mean any heat pumps, plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

            (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 16), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the leasing and operation of the property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (unless such reassessment is based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding anything to the contrary contained in this Lease, if, at any time during the first three (3) years of the Lease term, any change in ownership of the Building is consummated, and as a result thereof, and to the extent that in connection therewith the Building is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority, then Tenant shall not be liable for such Tax Increase (as hereinafter defined). The term "Tax Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment, which is attributable to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Building, or the tenant improvements located in the Building, or
(ii) is attributable to an annual inflationary increase of real estate taxes. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

      (O) "Tenant's Prorata Share" of Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property as set forth in Article I on the last day of the calendar year for which Operating, Expenses are being determined, excluding any parking facilities. As of the date hereof, Tenant's Prorata Share of Operating Expenses is 54.93%. As of the Suite 100 Commencement Date (as hereinafter defined), Tenant's Prorata Share of Operating Expenses shall be 65.76%. If the Property shall contain tenants who do not participate in all or certain categories of Operating Expenses on a prorata basis, Landlord may exclude the amount of Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share. If the Property shall be part of or shall include a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, Landlord may allocate Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Prorata Share of Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings.

                                   ARTICLE 25
                      CONVEYANCE BY LANDLORD AND LIABILITY

      (A) In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be required to execute a written agreement assuming all of Landlord's obligations under this Lease under which such successor owner shall fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any personal liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

      (B) [Intentionally Deleted]

      (C) Whenever this Lease requires Landlord's consent or approval, Tenant shall reimburse Landlord on demand as a condition to granting such consent or approval any reasonable and customary costs actually incurred in connection with reviewing the request for consent or approval, including, without limitation, reasonable attorneys fees, not to exceed $500.

                                   ARTICLE 26
                                 INDEMNIFICATION

      Except to the extent arising, from the negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees actually incurred arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by Tenant or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 7, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 28, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in
Article 29 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the negligent acts of Landlord or Landlord's agents or employees.

      Except to the extent arising, from the negligent acts of Tenant or Tenant's agents or employees, Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees actually incurred arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by the Landlord or in connection with any violation of this Lease by the Landlord or use of the Premises or Property by, or any other act or omission of Landlord or any of its respective agents, employees, contractors or guests.


                                   ARTICLE 27
               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

            The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.


                                   ARTICLE 28
                        COMMUNICATIONS AND COMPUTER LINES

      Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 7, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, and (f) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) business days after written notice.

         Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 24 (including without limitation, costs for acquiring, and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 24.

      Tenant hereby reserves the right to remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease. Notwithstanding anything, to the contrary contained in Article 12, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Tenant shall have a reasonable period of time to complete such removal. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties other than by Landlord, its agents or employees, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Landlord shall be responsible for repairing all Line Problems caused by Landlord, its agents, employees, invitees or contractors, and Landlord shall use its best efforts to cause any third party causing such Line Problems to promptly repair such Line Problems.

                                   ARTICLE 29
                               HAZARDOUS MATERIALS


      Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from and use, storage, maintenance and handling, within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 5), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

      Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

      If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 9 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 9.


                                   ARTICLE 30
                                  MISCELLANEOUS

      (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 20 respecting Transfers.

      (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

      (C) This Lease shall be construed in accordance with the Laws of the State of Georgia.

      (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during, the Term, free of all lawful claims by any Person acting by or through Landlord.

      (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises.

                                   ARTICLE 31
                                      OFFER

      The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same. During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                   ARTICLE 32
                                     NOTICES

      Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing, and shall not be effective for any purpose unless the same shall be delivered by facsimile transmission, served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, and if to Landlord, 239 Ethan Allen Highway, Ridgefield, Connecticut 06877, Attention: CFO, Facsimile No. 203-894-1801 or to such other place as Landlord may from time to time designate in writing to Tenant. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices may be given by facsimile, so long as a copy is provided otherwise in accordance with the terms hereof (the receipt of a facsimile copy shall not constitute receipt for purposes of commencing any time period for any action or response to any notice). Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 33
                               REAL ESTATE BROKERS

            Tenant represents that Tenant has dealt only with Hailey Realty Associates as broker, agent or finder in connection with this Lease and agrees to indemnify, defend and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Landlord represents that Landlord has dealt only with Hailey Realty as broker, agent or finder in connection with this Lease and agrees to indemnify, defend and hold Tenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the negotiation of this Lease.

                                   ARTICLE 34
                                SECURITY DEPOSIT

      Tenant shall deposit with Landlord the amount of $44,792.50 ("Initial Deposit"), upon Tenant's execution and submission of this Lease. On or before the date Tenant occupies Suite 500 (as defined herein), Tenant shall deposit with Landlord the amount of $26,442.81 ("5th Floor Deposit"). Upon the Suite 100 Rent Commencement Date, Tenant shall deposit an additional $14,041.50 ("1st Floor Deposit"). The Initial Deposit, the 5th Floor Deposit and the 1st Floor Deposit collectively referred to herein as the "Security Deposit." The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit necessary for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within forty-five (45) days after Tenant has vacated the Premises in accordance with Article 12.

                                   ARTICLE 35
                                 PARKING SPACES

      During the Term, Landlord hereby grants to Tenant and persons designated by Tenant a non-exclusive license and right to use not less than 3.7 parking spaces per 1,000 square feet on an unreserved basis, in the designated parking area at the Property (the "Parking Area"); provided, however, while InfoCure Corporation is a tenant of the Building, Landlord hereby grants Tenant the right to use not less than 240 parking spaces. The term of such license shall commence on the Lease Commencement Date and shall continue until the earlier to occur of the Expiration Date under this Lease, or termination of this Lease. The parking spaces hereunder shall be available to Tenant, its employees and visitors on an unreserved "first-come, first-served" basis. Washing, waxing, cleaning or servicing of any vehicle in the Parking Area is prohibited. Parking spaces may be used only for parking automobiles, sport utility vehicles, motorcycles and minivans.

      Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting, the use of the parking spaces. Landlord reserves the right to adopt, modify and enforce reasonable rules governing the use of the parking, spaces from time to time, including any key-card, sticker or other identification or entrance system, and hours of operation. Landlord may refuse to permit any person who violates such rules to park, and any violation of the rules shall subject the car to removal from the Parking Area.

      Landlord shall have no liability whatsoever for any damage to vehicles or other property located in the Parking Area, nor for any personal injuries or death arising out of any matter relating to the Parking Area, and in all events, Tenant agrees to look first to its insurance carrier and to request that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Area. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign a reasonable number of specific spaces, and to reserve spaces for couriers, visitors, compact or midget cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved space, so long as Tenant still has the use of the minimum number of parking spaces as provided herein. Landlord also reserves the right to close all or any portion of the Parking Area in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Area, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. If Landlord closes all or substantially all of the Parking Area, Landlord will provide alternative parking areas.

                                   ARTICLE 36
                             CONSENT TO JURISDICTION

                             [Intentionally Deleted]


                                   ARTICLE 37
                                ENTIRE AGREEMENT

     This Lease, together with the Exhibits (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Exhibits or Exhibits referred to above may be modified, except in writing signed by both parties.

                                   ARTICLE 38
                              SPECIAL STIPULATIONS

      Insofar as the special stipulations attached hereto and incorporated herein conflict with any of the foregoing provisions, said special stipulations shall control.

                                   ARTICLE 39
                                   BASE RENTAL

       PERIOD                  RENTABLE SQUARE      ANNUAL BASE RENT      BASE RENT PER     ANNUAL BASE RENT
                                   FOOTAGE        PER RENTABLE SQUARE         MONTH
                                                          FOOT
    3/06/01 - 9/30/01               31,160               $ 17.25           $44, 792.50          $537,510.00


       PERIOD                  RENTABLE SQUARE      ANNUAL BASE RENT      BASE RENT PER     ANNUAL BASE RENT
                                   FOOTAGE        PER RENTABLE SQUARE         MONTH
                                                          FOOT
       10/01/01 - Day                49,555               $ 17.25        $  71,235.31         $  854,823.75
  Preceding the Suite 100
   Rent Commencement Date

       Suite 100 Rent                59,323               $ 17.25        $  85,276.81        $ 1,023,321.75
 Commencement Date  -
              2/28/02

    3/01/02 - 2/28/03                59,323               $ 17.77        $  87,847.48        $ 1,054,169.71
    3/01/03 - 2/29/04                59,323               $ 18.30        $  90,467.58        $ 1,085,610.90
    3/01/04 - 2/28/05                59,323               $ 18.85        $  93,186.55        $ 1,118,238.55
    3/01/05 - 2/28/06                59,323               $ 19.42        $  96,004.39        $ 1,152,052.66
    3/01/06 - 8/31/06                59,323               $ 20.00        $  98,871.67        $ 1,186,460.00


*NOTWITHSTANDING THE SCHEDULE SET FORTH HEREIN, THE BASE RENT PER MONTH, THE ANNUAL BASE RENT AND RENTABLE SQUARE FOOTAGE MAY BE ADJUSTED PROPORTIONATELY, AS NECESSARY, TO REFLECT ADDITION AREA ADDED TO THE PREMISES.

AT THE REQUEST OF EITHER PARTY, LANDLORD AND TENANT HEREBY AGREE TO EXECUTE A CERTIFICATE SETTING FORTH THE REVISED RENT SCHEDULE AND CONFIRMING THE SUITE 100 COMMENCEMENT DATE.

                                   ARTICLE 40
                                    SECURITY

      Landlord is not responsible or liable for any thefts or criminal acts incurred on the premises at any time for any reason, except when caused by the gross negligence of Landlord, its agents, employees or contractors.

                                   ARTICLE 41
                               OPERATING EXPENSES

      In further reference to Article 24(h)(i) and (ii) operating expenses shall also not include the following,:

-     interest and principal payments on mortgage debt;

-     ground rental payments;

- the cost of capital improvements not otherwise allowed in Paragraph 1.4(j) of the Lease;

- the costs of painting or decorating other than Common Areas, alterations to the Premises or the premises of other tenants of the building, or work furnished by Landlord without charge as an inducement for a tenant to lease space (i.e. free rent, improvement allowances);

- salaries and other compensation of executive officers of Landlord or Managing Agent senior to the Building manager;

- income or franchise taxes or other such taxes unless imposed in lieu of Property Taxes imposed or measured by the income of Landlord from the operation of the Building;

- the cost of constructing, installing, operating or maintaining any special service or facility such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility;

- the costs associated with services or amenities not available to all tenants or provided to any tenant to a materially greater extent or more favorable manner than generally provided to other tenants;

- the costs of correcting latent defects and defects in construction or renovation of the Building or its systems;

- the costs (including fines and penalties), to comply with laws such as ADA and environmental laws not otherwise Tenant's obligation as provided for in Article 29, including without limitation, laws relating to the required phase out of so-called "freon" as a coolant or to accomplish other future retrofitting driven by as-yet-unknown future environmental concerns, or to purchase environmental insurance;

- the cost of any work performed or service provided for which fees are charged or other compensation received;

- payments for rental items, the cost of which would constitute a capital expenditure except where used to reduce or offset operating expenses if such equipment were purchased;

- legal expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this Lease or other leases in the Building;

- costs for sculptures, paintings and other objects of art located in the interior or on the exterior of the Building or immediately adjacent thereto;

- any fees and expenses paid to an agent which is related to Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such a relationship;

- expenditures for repairs or maintenance which are covered by warranties, guarantees or service contracts;

- any expenditure for which Landlord has been or is entitled to be reimbursed by third parties such as insurance companies or would have been compensated through proceeds of insurance had Landlord maintained insurance required under this Lease;

- the cost of any alterations, additions or equipment replacements and the like which under generally accepted accounting principals and practices are properly classified as capital expenditures, except for those items which were purchased for the purpose of reducing Operating Expenses and actually reduce Operating Expenses;

- advertising, promotional and marketing expenses, or the cost of maintaining a leasing or marketing office for the Building;

-     real estate brokerage and leasing commissions;

- expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain;

-     damages incurred due to the gross negligence of the Landlord;

-     debt costs or the costs of financing or refinancing;

- the costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

- expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to any portions of the Building which are leased or designated to be used for retail, garage or storage purposes to the extent such expenses are reimbursed or paid directly by any tenant or garage operator;

- expenses incurred by Landlord, if any, in connection with any special services or any garage operations, but to the extent such expenses are less than any income generated by such special services or garage operation;

- any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

-     Landlord's overhead not related to management of the Building;

-     Charitable contributions of Landlord;

- Any "finders' fees," brokerage commissions, job placement costs, or job advertising cost;

- Any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events;

-     Cost of any magazine, newspaper, trade or other subscriptions;

- Cost of any training or incentive programs, other than for Tenant life safety information services;

- Cost of any "Tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing;

-     "In-house" legal and/or accounting fees; and

- Reserves for bad debts or for future improvements, repairs, additions, etc.

                                   ARTICLE 42
                                PREMISES "AS IS"

      Tenant acknowledges and agrees that the Premises are being delivered in "as is" condition, and Landlord has no obligation to make any alteration or representation to the same, except, Landlord hereby agrees to replace the carpet in the common areas, renovate the elevator cabs during the calendar year 2001 and to replace the heat pumps throughout the building, as necessary to keep same in good and working order.

                                   ARTICLE 43
                                   VIOLATIONS

      Any violation, municipal, governmental or otherwise, placed on the Premises as a result of Tenant's (or its employees or agents) acts or omissions, is deemed a default by Tenant under the Lease and the Landlord will be entitled to pursue all rights and remedies set forth in the Lease for a Tenant default and any other rights or remedies available to Landlord under applicable law.


                                   ARTICLE 44
                                EXPANSION OPTIONS

(A) RIGHT OF FIRST REFUSAL

            (i) Tenant shall have an on-going Right of First Refusal (as described herein) on any office space in the Building currently available or any office space in the Building that becomes available during the Term (hereinafter the "First Refusal Space"). Landlord acknowledges that Tenant may wish to expand the Premises and lease a portion or portions of the First Refusal Space. Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant's desires regarding the First Refusal Space and Landlord's requirement for future leasing of the First Refusal Space, Landlord grants to Tenant the right of first refusal to lease the First Refusal Space in accordance with the terms and conditions contained herein. If Landlord makes a written offer (in response to a request, written or oral, for proposal) to a prospective tenant to lease all or any portion of the First Refusal Space, then Landlord shall submit to Tenant in writing a copy of such proposed offer to lease (hereinafter referred to as the "Offer") and, for a period of ten (10) business days after Landlord submits the offer to Tenant, Tenant shall have the right and option to lease the First Refusal Space covered by the Offer upon equivalent monetary terms and conditions, including security deposit, any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord, but upon all other terms and conditions contained in this Lease and for a term expiring as of the date of the expiration of this Lease. In the event the remaining months in the Term or any extension thereof, are less than the number of months in the term embodied in the Offer, then such free rent and leasehold improvement allowances shall be reduced to the amounts that bear the same ratio to the free rent and leasehold improvement allowances embodied in the Offer as the remaining months in the Term bears to the number of months of the term embodied in the Offer. If Tenant shall elect to exercise its right to lease the First Refusal Space covered by the Offer, written notice of such election shall be given to Landlord within ten (10) business days from the time that Landlord submitted a copy of the Offer to Tenant (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than thirty (30) nor more than ninety (90) days after the giving of notice thereof.

             (ii) Upon the exercise of its right to lease the First Refusal Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the First Refusal Space is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent and Additional Rent and Security Deposit as a result of the addition of such space.

            (iii) If a right to lease pursuant to this Article shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to lease such space to the prospective tenant, and if such transaction is consummated, Tenant's rights under this Article shall automatically terminate and be of no further force or effect. If a right to lease pursuant to this Article shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer within six (6) months after Landlord's submission of a copy of the Offer to Tenant, then this Article shall be applicable to any subsequent offer to lease the First Refusal Space or any portion thereof.

            (iv) Notwithstanding the foregoing right of first refusal and any other provision of this Lease to the contrary, such right of first refusal is conditioned upon this Lease being in full force and effect, that Tenant has received not more than one default notice relating to the payment of Rent or Additional Rent from Landlord in the preceding six (6) months, and there being no default continuing under this Lease. If Tenant fails to exercise the foregoing right of first refusal as provided in and in strict accordance with the terms of this Article, the foregoing right of first refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

            (v) Tenant shall not have the right to assign its right of first refusal to any sublessee of the Premises or any portion thereof or to any assignee of this Lease (except an "Affiliate Transfer"), nor may any such sublessee or assignee exercise or enjoy the benefit of such right of first refusal.

            (vi) Notwithstanding any other term or provision of this Article or elsewhere in this Lease, expressed or implied, it is understood and agreed by Tenant that (i) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Article with respect to said First Refusal Space or any portion thereof and (ii) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure or inability.

(B) Right of First Offer

            (i) In addition to the foregoing Right of First Refusal, Provided no event of Default on the part of Tenant has occurred or is continuing, and further provided, that during the term of this Lease any additional space in the Building becomes available for lease, Landlord shall before offering same on the market, first offer same to the Tenant upon the same rent, terms and conditions as Landlord shall offer to any third party.

            (ii) Tenant shall have ten (10) business days immediately following receipt of written notification from Landlord of the availability of such space for lease to notify Landlord in writing by certified mail with return receipt requested or by overnight courier that Tenant has agreed to lease such additional space upon the terms and conditions as set forth by Landlord.

            (iii) In the event Tenant has notified Landlord of its intention to exercise its option to lease the additional space as provided herein, Landlord will deliver to Tenant a lease amendment to reflect the addition of such space to the Premises and incorporating any other financial terms and conditions as agreed upon between the parties relating to such space.

                                   ARTICLE 45
                                    AUTHORITY

      If either party signs as a corporation, execution hereof shall constitute a representation and warranty by such party to the other that such party is a duly organized and existing corporation, that such party has been and is qualified to do business in the State of Georgia and in good standing with the State of Georgia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If either party signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by such party to the other that such party has complied with all applicable laws, rules, and governmental regulations relative to such party's right to do business in the State of Georgia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of such entity were authorized to do so by any and all necessary or appropriate partnership, trust, or other legal entity.

                                   ARTICLE 46
                            WAIVER OF LANDLORD'S LIEN

      Landlord hereby expressly waives Landlord's statutory or common law Landlord's lien with regard to the personal property of Tenant, and further agrees to execute at any time or times hereafter, upon request of Tenant, all instruments evidencing such waiver.

                                   ARTICLE 47
                            INTERRUPTION OF SERVICES

      If any essential services (such as HVAC, passenger elevators if necessary for reasonable access, electricity, water) supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Rent and Additional Rent. The abatement shall begin on the third consecutive business day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least ninety (90) days. To exercise this option Tenant


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must give Landlord notice of the cancellation within ten (10) days from the end of the ninety (90) day period. During any such interruption, Landlord shall use its best efforts to restore the services.

                                   ARTICLE 48
                                    GENERATOR

      During the Term, Landlord hereby grants to Tenant the exclusive right to use the generator currently located at the Building. In consideration for such right, Tenant hereby agrees to maintain such generator; provided, however, Tenant shall not be responsible for non-routine maintenance or repairs to or replacement of the generator. Tenant shall have the right to test the generator on a weekly basis and shall be provided the benefit of any riser space or other space required for connection to the Premises. Landlord and Tenant acknowledge that InfoCure Corporation's computer room is currently connected to the generator and will remain connected to the generator so long as InfoCure Corporation, or its affiliate, remains a tenant in the Building. During such time period, InfoCure Corporation agrees to share the cost of maintenance of the generator proportionately.

                                   ARTICLE 49
                       RIGHT OF FIRST REFUSAL TO PURCHASE:

            Landlord hereby grants to Tenant the right of first refusal to purchase the Property upon the terms and conditions as set forth herein.

      Landlord shall not sell and convey all or any portion of the Property to any party other than Tenant during the Term unless Landlord shall have first (a) obtained a valid offer in writing from a prospective purchaser other than Tenant to purchase all or a portion of Property (hereinafter referred to as the "Third Party Offer"), (b) offered (hereinafter referred to as the "Refusal Offer") to sell the Property (or such portion thereof) to Tenant in writing on terms substantially identical to those contained in the Third Party Offer and (c) received notice of rejection of the Refusal Offer in writing from Tenant or failed to receive from Tenant a notice of acceptance of the Refusal Offer together with an earnest money deposit of Twenty Thousand Dollars ($20,000.00) within ten (10) business days after receipt by Tenant of the Refusal Offer (the "Election Period"). Such earnest money shall be applied as part payment of the purchase price of the Property at the closing.

      If Tenant rejects or fails to accept the Refusal Offer within the Election Period, then Landlord may enter into a binding agreement in accordance with the Third Party Offer. In the event that such transaction does not close within six
(6) months after the expiration of the Election Period, Tenant's right of first refusal shall be reinstated with respect to the Property and, Landlord shall, prior to consummating any sale of the Property, again give Tenant the right of first refusal to purchase the Property pursuant to the terms of this Section. Landlord, in such event, shall again be required to submit to Tenant written notice which shall trigger all the same time periods for Tenant's response as provided above. Tenant will provide such documentation as Landlord shall reasonably request to release the Property from this right of first refusal, if applicable.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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LANDLORD:                                 TENANT:
INFOCURE CORPORATION                      PRACTICEWORKS SYSTEMS, LLC

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            Printed Name                                 Printed Name

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               Title                                     Title

WITNESS:                                  WITNESS:

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(print name & title)                      (print name & title)

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(print name & title)                      (print name & title


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